As filed with the Securities and Exchange Commission on June 4, 2004
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             THE TOPPS COMPANY, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                        11-2849283
   (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                               1 Whitehall Street
                            New York, New York 10004
                                 (212) 376-0300
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                     --------------------------------------
                The Topps Company, Inc. 2001 Stock Incentive Plan
                            (Full title of the plan)
                     --------------------------------------

                              Warren E. Friss, Esq.
                                 General Counsel
                             The Topps Company, Inc.
                               1 Whitehall Street
                            New York, New York 10004
                                 (212) 376-0300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                     --------------------------------------

                                    Copy to:
                             Steven J. Gartner, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
    Title of                          Proposed        Proposed
securities to be   Amount to be       maximum         maximum        Amount of
   registered       registered     offering price    aggregate     registration
                                   per share (3)      offering          fee
                                                     price (3)
--------------------------------------------------------------------------------

Common Stock,      2,100,000 (1)       $8.71        $18,291,000      $2,317.47
$0.01 par value     495,605 (2)         N/A             N/A             N/A
per share

================================================================================

(1) This Registration Statement covers 2,100,000 shares of the common stock, $0.01 par value per share (the "Common Stock") of The Topps Company, Inc. authorized to be offered and sold pursuant to The Topps Company, Inc. 2001 Stock Incentive Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) This Registration Statement also covers 495,605 shares of Common Stock previously authorized for issuance under the Company's 1996 Stock Option Plan (the "1996 Plan") for which a Registration Statement on form S-8 was filed and with respect to which the Company has already paid a filing fee. Because the Company has moved shares of Common Stock from the 1996 Plan, with respect to which a registration fee has already been paid, to the Plan, the Company is not paying a registration fee for these securities.
(3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Topps Company, Inc., a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2004, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Current Reports on Form 8-K, filed on April 6, 2004, April 8, 2004 and May 26, 2004, respectively, pursuant to the Exchange Act; and

          (c) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act, dated May 1, 1987, as updated in the Company's Registration Statement on Form S-1, Registration No. 33-27826, filed pursuant to the Securities Act, dated April 26, 1989.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher LLP. As of the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher LLP, is a director of the Company and beneficially owns 152,400 shares of Common Stock, including 85,000 shares issuable upon the exercise of options. As a non-employee director of the Company, Mr. Nusbaum will be eligible to receive discretionary grants of Common Stock options and restricted shares of Common Stock pursuant to the terms of the Plan to the same degree as other non-employee directors.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law expressly permits indemnification of officers and directors of Delaware corporations against claims, judgments and expenses arising in connection with legal or administrative proceedings or otherwise, including amounts paid in settlement of a claim or litigation, if the officer or director acted in good faith and in a manner he believed to be in, or not opposed to, the best interest of the corporation.

     Article NINTH of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, (iii) for the unlawful payment of dividends on or redemption of the Company's capital stock or (iv) for any transactions from which the director derives an improper personal benefit. Article THIRTEENTH of the Company's Restated Certificate of Incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Company) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding.

     The Company also has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.


Item 8. EXHIBITS

Exhibit No.                   Description of Exhibits
-----------                   -----------------------

      5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

     24        Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 3rd day of June 2004.



                                    THE TOPPS COMPANY, INC.



                                    By:  /s/ Arthur T. Shorin
                                         -------------------------------
                                             Arthur T. Shorin
                                             Chairman of the Board
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of The Topps Company, Inc. hereby severally constitutes and appoints Warren E. Friss as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Name                           Title                   Date
              ----                           -----                   ----
By:  /s/ Arthur T. Shorin          Chairman of the Board and     May 17, 2004
     ------------------------      Chief Executive Officer
     Arthur T. Shorin              (principal executive
                                   officer)


By:  /s/ Catherine Jessup          Vice President and            May 17, 2004
     ------------------------      Chief Financial Officer
     Catherine Jessup              (principal financial and
                                   accounting officer)

By:  /s/ Allan A. Feder            Director                      June 3, 2004
     ------------------------
     Allan A. Feder


By:  /s/ Stephen D. Greenberg      Director                      May 18, 2004
     ------------------------
     Stephen D. Greenberg


By:  /s/ Ann Kirschner             Director                      May 18, 2004
     ------------------------
     Ann Kirschner


By:  /s/ David M. Mauer            Director                      May 18, 2004
     ------------------------
     David M. Mauer


By:  /s/ Edward D. Miller          Director                      May 19, 2004
     ------------------------
     Edward D. Miller

By:  /s/ Jack H. Nusbaum           Director                      May 18, 2004
     ------------------------
     Jack H. Nusbaum


By:  /s/ Richard Tarlow            Director                      May 19, 2004
     ------------------------
     Richard Tarlow


By:  /s/ Stanley Tulchin           Director                      May 18, 2004
     ------------------------
     Stanley Tulchin

                                INDEX TO EXHIBITS



Exhibit No.                   Description of Exhibit
-----------                   ----------------------



      5 Opinion of Willkie Farr & Gallagher LLP regarding the legality of the securities being registered.

     23.1      Consent of Deloitte & Touche LLP.